UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 22, 2013

Date of Report (Date of the earliest event reported)

Keystone Consolidated Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-3919	37-0364250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1740, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(972) 458-0028

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 260.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 10, 2013, Contran Corporation (“Contran”) and KYCN Acquisition Corporation, a wholly-owned subsidiary of Contran (“Merger Sub”), filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 (“Original Schedule 13E-3”) with the Securities and Exchange Commission (the “Commission”) with respect to the merger (the “Merger”) of Merger Sub with and into Keystone Consolidated Industries, Inc., a Delaware corporation (“KCI”), with KCI as the surviving corporation of the Merger.  On July 11, 2013, Contran and Merger Sub filed  Amendment No. 3 to Schedule 13E-3, which amended and restated the Original Schedule 13E-3 in its entirety.

Effective 5:00 p.m. Eastern time on July 22, 2013 (the “Effective Time”), the Merger was consummated pursuant to a Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware by Merger Sub.  Prior to the Effective Time, Contran contributed all of the shares of common stock, par value $0.01 per share, of KCI (the “Shares”) owned by Contran to Merger Sub, and Merger Sub’s board of directors adopted resolutions approving the Merger.  Also on July 22, 2013, KCI filed a Form 15 with the Securities and Exchange Commission, providing notification of the termination of KCI’s reporting requirements under the Securities Exchange Act of 1934, as amended.  As a result of the Merger, the Shares are no longer traded on any securities exchange or automated quotation system, including the OTC Market’s OTCQB.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSTONE CONSOLIDATED INDUSTRIES, INC.

(Registrant)

By:  /s/ Bert E. Downing, Jr.
      Name:  Bert E. Downing, Jr.   Title:    Vice President, Chief Financial Officer,
                                                                   Corporate Controller and Treasurer

Date:  July 22, 2013